Exhibit 10.3

WORLD SERIES OF GOLF, INC.
2009 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

     This Grant Agreement (the "Agreement") is entered into as of ________ by and between World Series of Golf, Inc. (the "Corporation"), a Nevada Corporation, and ________ ("Grantee").

ARTICLE 1
GRANT OF OPTION

     Section 1.1 Grant of Options. Subject to the provisions of the Agreement, and pursuant to the provisions of the World Series of Golf, Inc. 2009 Stock Incentive Plan (the "Plan"), Corporation hereby grants to Grantee, as of the Grant Date specified in Attachment A, a Nonqualified Stock Option (the "Option") to purchase all or any part of the number and class of shares of Common Stock set forth on Attachment A at the exercise price per share ("Option Price") set forth on Attachment A.

     Section 1.2 Term of Options. Unless the Option granted pursuant to Section 1.1 terminates earlier pursuant to other provisions of the Agreement, including the expiration date specified in Attachment A, the Option shall expire on the expiration date set forth on Attachment A hereto, but in no event later than the tenth (10th) anniversary of its Grant Date.

ARTICLE 2
VESTING

     Section 2.1 Vesting Schedule. Subject to the further provision of this Agreement, and unless the Option has earlier terminated pursuant to the provisions of the Agreement, Grantee shall become vested on the dates specified on Attachment A in a portion of the Option with respect to a percentage or number of the underlying shares in accordance with the vesting schedule specified on Attachment A; provided that Grantee shall have been in the continuous employ of or affiliation (as a director or consultant) with the Corporation or any of the Corporation’s subsidiaries from the Grant Date through any such date.

ARTICLE 3
EXERCISE OF OPTION

     Section 3.1 Exercisability of Option. No portion of the Option granted to Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.

     Section 3.2 Manner of Exercise. The Option may be exercised, in whole or in part, by delivering written notice to the Committee or any designee of the Committee. Such notice shall specify the number of shares of Common Stock subject to the Option as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. Payment of the Option Price shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Option Price to be made, in whole or in part, by such other means as the Committee may prescribe. The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. Notwithstanding anything to the contrary herein, the minimum number of shares that may be purchased upon an exercise of the Option is the lesser of 100 shares or the number of shares subject to the vested portion of the Option.

     Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee or, in the event of Grantee's death, to Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock. The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

ARTICLE 4
TERMINATION OF EMPLOYMENT

     Section 4.1 Unvested Portion. Subject to the further provision of this Agreement, and unless the Option has earlier terminated pursuant to the provisions of this Agreement, the unvested portion of the Option shall terminate upon termination of Grantee's employment or affiliation (as a director or consultant) with the Corporation and all of the Corporation’s subsidiaries for any reason.

     Section 4.2 Termination of Employment or Affiliation For Cause by the Corporation or Voluntarily by Grantee Other Than Termination of Employment or Affiliation by Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the vested portion of the Option shall terminate upon termination of Grantee's employment or affiliation with the Corporation and all of the Corporation’s subsidiaries for cause by the Corporation or voluntarily by the Grantee other than termination of employment or affiliation by death or disability.

     Section 4.3 Termination of Employment or Affiliation Involuntarily by the Corporation. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the vested portion of the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, at the end of the stated term of the Option. Grantee may exercise all or any part of the Option that was vested as of the date of termination (including any part of the Option as to which vesting was accelerated by, or in connection with, such termination) after the date of termination but no later than the earlier of ninety (90) days following such date of termination (the “Ninety Day Period”) or the end of the stated term of the Option.

     Section 4.4 Upon Grantee's Death. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee's death, Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution, as the case may be, may exercise all or any part of the Option that was vested as of the date of death no later than the earlier of twelve (12) months following such date of termination (the “Twelve Month Period”) or the end of the stated term of the Option.

     Section 4.5 Termination of Employment or Affiliation by Reason of Disability. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that Grantee ceases, by reason of Disability, to be an employee of or affiliated (as a director or consultant) with the Corporation, all or any part of the Option that was vested as of the date of termination of employment or affiliation may be exercised in whole or in part at any time until the earlier of the end of the Twelve Month Period or the end of the stated term of the Option. For purposes of this Agreement, Disability shall be as defined in Code Section 409A(a)(2)(c) and shall be determined by the Committee, with its determination on the matter being final and binding.

ARTICLE 5
MISCELLANEOUS

     Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time.

     Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.

     Section 5.3 Withholding of Taxes. The Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

     Section 5.4 Nontransferability of Option. Other than by will or the laws of descent and distribution, the Option shall be nontransferable. During any period Grantee is under a legal disability, Grantee's guardian or legal representative may exercise all or any portion of the vested Option on behalf of Grantee.

     Section 5.5 Agreement Subject to the Corporation’s Charter and Bylaws. This Agreement is subject to the Charter and Bylaws of the Corporation, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Nevada.

     Section 5.6 Gender. As used herein, the masculine shall include the feminine as the circumstances may require.

     Section 5.7 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

     Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     Section 5.9 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan.

     Section 5.10 Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. Grantee acknowledges by signing this Agreement that he has received and reviewed a copy of the Plan.

     IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

WORLD SERIES OF GOLF, INC.

By:
Name:
Title:

GRANTEE

[Name]
[Title]

ATTACHMENT A

Grant Date:

Number of Options:	$ _____________("Total Shares")

Exercise Price:	$ ________________ per share

Vesting Schedule:

Portion of Total Shares	Vesting Date

___________________	___________________

___________________	___________________

___________________	___________________

Expiration Date:	___________________